Ace Securities Corp. Home Equity Loan Trust Series 2006-ASAP2	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
Ace Securities Corp

$ 554,463,000 (Approximate)
Home Equity Loan Trust Series 2006-ASAP2

Ace Securities Corp (Depositor)

[DEUTSCHE BANK LOGO]

March 7, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus , if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED March 7, 2006

Ace Securities Corp.

Home Equity Loan Trust, Series 2006-ASAP2

$554,463,000 (Approximate)

All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination

Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S/M
Offered Certificates:
A-1	219,739,000	Float	2.08	1 - 77	0	ACT/360	March 2036	AAA / Aaa
A-2A	116,283,000	Float	1.00	1 - 22	0	ACT/360	March 2036	AAA / Aaa
A-2B	43,875,000	Float	2.00	22 - 29	0	ACT/360	March 2036	AAA / Aaa
A-2C	29,151,000	Float	3.00	29 - 58	0	ACT/360	March 2036	AAA / Aaa
A-2D	28,568,000	Float	6.04	58 - 77	0	ACT/360	March 2036	AAA / Aaa
M-1	20,785,000	Float	4.89	48 - 77	0	ACT/360	March 2036	AAA / Aa1
M-2	19,100,000	Float	4.69	45 - 77	0	ACT/360	March 2036	AA+ / Aa2
M-3	11,797,000	Float	4.59	43 - 77	0	ACT/360	March 2036	AA+/Aa3
M-4	9,831,000	Float	4.54	42 - 77	0	ACT/360	March 2036	AA+/A1
M-5	9,550,000	Float	4.50	41 - 77	0	ACT/360	March 2036	AA/A2
M-6	8,426,000	Float	4.46	40 - 77	0	ACT/360	March 2036	AA/A3
M-7	7,865,000	Float	4.44	39 - 77	0	ACT/360	March 2036	AA-/Baa1
M-8	7,022,000	Float	4.42	39 - 77	0	ACT/360	March 2036	A+/Baa2
M-9	5,618,000	Float	4.40	38 - 77	0	ACT/360	March 2036	A/Baa3
M-10	9,550,000	Float	4.39	37 - 77	0	ACT/360	March 2036	BBB+/NR
M-11	3,371,000	Float	4.32	37 - 77	0	ACT/360	March 2036	BBB/NR
M-12	3,932,000	Float	4.07	37 - 70	0	ACT/360	March 2036	BBB-/NR

Total	$554,463,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )

Adjustable-Rate Mortgage Loans

100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:

The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates” and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and M-12 Certificates (collectively, the “Mezzanine Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are referred to herein as the “Offered Certificates.”

Transaction Overview (Cont.)
Certificates:

The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein as the “Non-offered Certificates”. The Mezzanine Certificates and the Class CE Certificates are referred to herein collectively as the “Subordinate Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:

As of the Cut-off Date, the Mortgage Loans will consist of approximately 3,479 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $561,766,074 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 1,800 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $282,078,113 and the Group II Mortgage Loans will represent approximately 1,679 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $279,687,961.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates

Depositor:	ACE Securities Corp. (“Ace”)

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing, LLC

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	March 1, 2006

Expected Pricing:	Week of March 6, 2006

Expected Closing Date:	On or about March 30, 2006

Record Date:

For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in April 2006.

Transaction Overview (Cont.)
Determination Date:

The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:

The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th of the month immediately preceding the Distribution Date to the 15th of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:

Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:

For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:

For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:

The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5285% for the Mortgage Loans.

Compensating Interest:

The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Optional Termination:

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Transaction Overview (Cont.)

Monthly Servicer Advances:

The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any) 3) Overcollateralization (“OC”); and 4) Subordination

Allocation of Losses:

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, third, to the Class M-12 Certificates, fourth, to the Class M-11 Certificates, fifth, to the Class M-10 Certificates, sixth, to the Class M-9 Certificates, seventh, to the Class M-8 Certificates, eighth, to the Class M-7 Certificates, ninth, to the Class M-6 Certificates, tenth, to the Class M-5 Certificates, eleventh, to the Class M-4 Certificates, twelfth, to the Class M-3 Certificates, thirteenth, to the Class M-2 Certificates and fourteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 1.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 2.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:

An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Transaction Overview (Cont.)
Overcollateralization Reduction Amount:

An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:

Is the earlier of (i) the first Distribution Date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in April 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 44.20%.

Credit Enhancement Percentage:

As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA/Aaa	22.10%	44.20%
M-1	AAA / Aa1	18.40%	36.80%
M-2	AA+ / Aa2	15.00%	30.00%
M-3	AA+/Aa3	12.90%	25.80%
M-4	AA+/A1	11.15%	22.30%
M-5	AA/A2	9.45%	18.90%
M-6	AA/A3	7.95%	15.90%
M-7	AA-/Baa1	6.55%	13.10%
M-8	A+/Baa2	5.30%	10.60%
M-9	A/Baa3	4.30%	8.60%
M-10	BBB+/NR	2.60%	5.20%
M-11	BBB/NR	2.00%	4.00%
M-12	BBB-/NR	1.30%	2.60%

Net Monthly Excess Cashflow:

For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the certificates on such Distribution Date.

Net WAC Pass-Through Rate:

Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date and the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Transaction Overview (Cont.)
Net WAC Pass-Through Rate (Continued):

Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:

If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-ASAP2 Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion of one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $561,766,074. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.12]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Transaction Overview (Cont.)
Available Distribution Amount:

For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 44.20% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage).

The Class A Principal Distribution Amount will generally be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis, based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans) for each such class for such Distribution Date.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:

The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 36.80% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 30.00% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 25.80% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 22.30% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 18.90% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 15.90% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 13.10% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 10.60% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 8.60% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 5.20% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage), eleventh to the Class M-11 Certificates until it reaches approximately a 4.00% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage) and twelfth to the Class M-12 Certificates until it reaches approximately a 2.60% Credit Enhancement Percentage (2x the Class M-12 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)

Coupon Step-up:

On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:

The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 38.00% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring in	Percentage
	April 2008 to March 2009	1.45%, plus 1/12th of 1.80% for each month thereafter
	April 2009 to March 2010	3.25%, plus 1/12th of 1.00% for each month thereafter
	April 2010 to March 2011	4.25%, plus 1/12th of 1.00% for each month thereafter
	April 2011 to March 2012	5.25, plus 1/12th of 0.25% for each month thereafter
	April 2012 and thereafter	5.50%

Transaction Overview (Cont.)

Payment Priority:

On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:

1.    To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.    To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

3.    To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.

4.    To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.

5.    From excess interest, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to maintain the Required Overcollateralization Amount.

6.    From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.

7.    From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.

8.    From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.

9.    From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

10.  To pay any remaining amount to the Non-offered Certificates in accordance with the Pooling and Servicing Agreement.

Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:

1.    To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider

2.    To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

3.    To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.

4.    To pay any principal first, on the Class A Certificates, pro rata, and second, on the Mezzanine Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.

5.    To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.

Transaction Overview (Cont.)

ERISA:

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation – REMIC:

One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)
4/25/2006	$ 561,766,074
5/25/2006	$ 552,826,925
6/25/2006	$ 542,374,877
7/25/2006	$ 530,440,133
8/25/2006	$ 517,066,155
9/25/2006	$ 502,308,705
10/25/2006	$ 486,238,050
11/25/2006	$ 468,991,414
12/25/2006	$ 450,679,275
1/25/2007	$ 431,718,093
2/25/2007	$ 413,535,845
3/25/2007	$ 396,120,020
4/25/2007	$ 379,438,284
5/25/2007	$ 363,459,670
6/25/2007	$ 348,154,556
7/25/2007	$ 333,494,495
8/25/2007	$ 319,438,598
9/25/2007	$ 305,922,865
10/25/2007	$ 292,939,800
11/25/2007	$ 280,110,036
12/25/2007	$ 261,822,267
1/25/2008	$ 219,107,311
2/25/2008	$ 183,448,058
3/25/2008	$ 154,108,717
4/25/2008	$ 132,489,063
5/25/2008	$ 126,071,136
6/25/2008	$ 120,135,176
7/25/2008	$ 114,481,015
8/25/2008	$ 109,095,162
9/25/2008	$ 103,964,817
10/25/2008	$ 99,077,761
11/25/2008	$ 94,422,382
12/25/2008	$ 89,987,645
1/25/2009	$ 85,763,094
2/25/2009	$ 81,739,827
3/25/2009	$ 77,907,015
4/25/2009	$ 74,255,532
5/25/2009	$ 70,776,735
6/25/2009	$ 67,462,404
7/25/2009	$ 64,304,702
8/25/2009	$ 61,296,186
9/25/2009	$ 58,429,746

Sensitivity Table

To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.04	4.06	2.08	1.40	1.15
	First Payment Date	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06
	Last Payment Date	Dec-34	Jul-18	Aug-12	Mar-09	May-08

A-2A	Avg Life	14.09	1.56	1.00	0.83	0.67
	First Payment Date	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06
	Last Payment Date	Sep-26	Apr-09	Jan-08	Oct-07	Jun-07

A-2B	Avg Life	22.50	4.03	2.00	1.75	1.49
	First Payment Date	Sep-26	Apr-09	Jan-08	Oct-07	Jun-07
	Last Payment Date	Feb-31	Oct-11	Aug-08	Feb-08	Dec-07

A-2C	Avg Life	26.35	7.25	3.00	2.04	1.79
	First Payment Date	Feb-31	Oct-11	Aug-08	Feb-08	Dec-07
	Last Payment Date	Nov-33	Jul-15	Jan-11	Jul-08	Feb-08

A-2D	Avg Life	28.49	11.62	6.04	2.90	2.01
	First Payment Date	Nov-33	Jul-15	Jan-11	Jul-08	Feb-08
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Jun-08

M-1	Avg Life	26.64	8.11	4.89	4.82	3.19
	First Payment Date	Jun-29	Jan-10	Mar-10	Jan-11	Jun-08
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-2	Avg Life	26.64	8.11	4.69	4.80	3.49
	First Payment Date	May-29	Jan-10	Dec-09	Nov-10	Sep-09
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-3	Avg Life	26.64	8.11	4.59	4.49	3.44
	First Payment Date	May-29	Jan-10	Oct-09	Jun-10	Jul-09
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-4	Avg Life	26.64	8.11	4.54	4.26	3.24
	First Payment Date	May-29	Jan-10	Sep-09	Mar-10	Apr-09
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-5	Avg Life	26.64	8.11	4.50	4.09	3.09
	First Payment Date	May-29	Jan-10	Aug-09	Dec-09	Feb-09
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

Sensitivity Table

To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	26.64	8.11	4.46	3.97	2.97
	First Payment Date	May-29	Jan-10	Jul-09	Oct-09	Dec-08
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-7	Avg Life	26.64	8.11	4.44	3.88	2.90
	First Payment Date	May-29	Jan-10	Jun-09	Sep-09	Nov-08
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-8	Avg Life	26.64	8.11	4.42	3.81	2.83
	First Payment Date	May-29	Jan-10	Jun-09	Aug-09	Oct-08
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-9	Avg Life	26.64	8.11	4.40	3.75	2.78
	First Payment Date	Apr-29	Jan-10	May-09	Jul-09	Sep-08
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-10	Avg Life	26.64	8.11	4.39	3.70	2.74
	First Payment Date	Apr-29	Jan-10	Apr-09	May-09	Aug-08
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-11	Avg Life	26.61	8.02	4.32	3.61	2.68
	First Payment Date	Apr-29	Jan-10	Apr-09	May-09	Aug-08
	Last Payment Date	Dec-34	Jul-18	Aug-12	Jan-11	Sep-09

M-12	Avg Life	26.47	7.56	4.07	3.40	2.50
	First Payment Date	Apr-29	Jan-10	Apr-09	Apr-09	Jul-08
	Last Payment Date	Sep-34	Jun-17	Jan-12	Jul-10	May-09

Sensitivity Table

To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.07	4.36	2.25	1.40	1.15
	First Payment Date	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06
	Last Payment Date	Dec-35	Dec-30	Sep-20	Mar-09	May-08

A-2A	Avg Life	14.09	1.56	1.00	0.83	0.67
	First Payment Date	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06
	Last Payment Date	Sep-26	Apr-09	Jan-08	Oct-07	Jun-07

A-2B	Avg Life	22.50	4.03	2.00	1.75	1.49
	First Payment Date	Sep-26	Apr-09	Jan-08	Oct-07	Jun-07
	Last Payment Date	Feb-31	Oct-11	Aug-08	Feb-08	Dec-07

A-2C	Avg Life	26.35	7.25	3.00	2.04	1.79
	First Payment Date	Feb-31	Oct-11	Aug-08	Feb-08	Dec-07
	Last Payment Date	Nov-33	Jul-15	Jan-11	Jul-08	Feb-08

A-2D	Avg Life	28.77	13.83	7.56	3.47	2.01
	First Payment Date	Nov-33	Jul-15	Jan-11	Jul-08	Feb-08
	Last Payment Date	Dec-35	Aug-30	Feb-21	Nov-17	Jun-08

M-1	Avg Life	26.75	8.90	5.39	7.22	5.16
	First Payment Date	Jun-29	Jan-10	Mar-10	Nov-11	Jun-08
	Last Payment Date	Nov-35	Mar-28	Dec-18	Apr-17	Jul-14

M-2	Avg Life	26.74	8.87	5.18	5.40	4.29
	First Payment Date	May-29	Jan-10	Dec-09	Nov-10	Nov-09
	Last Payment Date	Nov-35	Apr-27	Mar-18	May-15	Nov-12

M-3	Avg Life	26.74	8.85	5.06	4.85	3.72
	First Payment Date	May-29	Jan-10	Oct-09	Jun-10	Jul-09
	Last Payment Date	Nov-35	Jun-26	Sep-17	Dec-14	Jul-12

M-4	Avg Life	26.74	8.83	4.99	4.60	3.48
	First Payment Date	May-29	Jan-10	Sep-09	Mar-10	Apr-09
	Last Payment Date	Oct-35	Oct-25	Apr-17	Aug-14	Apr-12

M-5	Avg Life	26.74	8.79	4.93	4.42	3.32
	First Payment Date	May-29	Jan-10	Aug-09	Dec-09	Feb-09
	Last Payment Date	Oct-35	Mar-25	Nov-16	Apr-14	Jan-12

Sensitivity Table

To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	26.74	8.76	4.87	4.28	3.20
	First Payment Date	May-29	Jan-10	Jul-09	Oct-09	Dec-08
	Last Payment Date	Sep-35	Jun-24	May-16	Dec-13	Oct-11

M-7	Avg Life	26.73	8.70	4.81	4.16	3.10
	First Payment Date	May-29	Jan-10	Jun-09	Sep-09	Nov-08
	Last Payment Date	Sep-35	Sep-23	Nov-15	Jul-13	Jul-11

M-8	Avg Life	26.73	8.63	4.75	4.06	3.01
	First Payment Date	May-29	Jan-10	Jun-09	Aug-09	Oct-08
	Last Payment Date	Aug-35	Oct-22	May-15	Feb-13	Mar-11

M-9	Avg Life	26.72	8.54	4.67	3.96	2.93
	First Payment Date	Apr-29	Jan-10	May-09	Jul-09	Sep-08
	Last Payment Date	Jul-35	Oct-21	Oct-14	Aug-12	Nov-10

M-10	Avg Life	26.68	8.37	4.54	3.81	2.82
	First Payment Date	Apr-29	Jan-10	Apr-09	May-09	Aug-08
	Last Payment Date	May-35	Feb-21	Mar-14	Mar-12	Jul-10

M-11	Avg Life	26.61	8.02	4.32	3.61	2.68
	First Payment Date	Apr-29	Jan-10	Apr-09	May-09	Aug-08
	Last Payment Date	Dec-34	Oct-18	Oct-12	Feb-11	Oct-09

M-12	Avg Life	26.47	7.56	4.07	3.40	2.50
	First Payment Date	Apr-29	Jan-10	Apr-09	Apr-09	Jul-08
	Last Payment Date	Sep-34	Jun-17	Jan-12	Jul-10	May-09

Class A-1 Net WAC Schedule*			Class A-1 Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	4/25/2006	22.874	46	1/25/2010	11.710
2	5/25/2006	21.554	47	2/25/2010	11.710
3	6/25/2006	21.400	48	3/25/2010	12.966
4	7/25/2006	21.338	49	4/25/2010	11.710
5	8/25/2006	21.145	50	5/25/2010	12.106
6	9/25/2006	20.990	51	6/25/2010	11.735
7	10/25/2006	20.876	52	7/25/2010	12.273
8	11/25/2006	20.620	53	8/25/2010	11.878
9	12/25/2006	20.471	54	9/25/2010	11.876
10	1/25/2007	20.175	55	10/25/2010	12.271
11	2/25/2007	19.947	56	11/25/2010	11.876
12	3/25/2007	19.959	57	12/25/2010	12.297
13	4/25/2007	19.504	58	1/25/2011	11.984
14	5/25/2007	19.368	59	2/25/2011	11.986
15	6/25/2007	19.078	60	3/25/2011	13.268
16	7/25/2007	18.952	61	4/25/2011	11.983
17	8/25/2007	18.664	62	5/25/2011	12.382
18	9/25/2007	18.463	63	6/25/2011	11.990
19	10/25/2007	18.353	64	7/25/2011	12.417
20	11/25/2007	18.068	65	8/25/2011	12.016
21	12/25/2007	18.562	66	9/25/2011	12.015
22	1/25/2008	18.724	67	10/25/2011	12.414
23	2/25/2008	17.723	68	11/25/2011	12.013
24	3/25/2008	17.257	69	12/25/2011	12.421
25	4/25/2008	16.161	70	1/25/2012	12.047
26	5/25/2008	16.228	71	2/25/2012	12.046
27	6/25/2008	16.132	72	3/25/2012	12.876
28	7/25/2008	16.698	73	4/25/2012	12.044
29	8/25/2008	16.330	74	5/25/2012	12.444
30	9/25/2008	16.206	75	6/25/2012	12.050
31	10/25/2008	16.321	76	7/25/2012	12.479
32	11/25/2008	15.979	77	8/25/2012	12.076
33	12/25/2008	16.426	78	9/25/2012	12.074
34	1/25/2009	16.950
35	2/25/2009	16.836
36	3/25/2009	17.652
37	4/25/2009	16.610
38	5/25/2009	16.801
39	6/25/2009	16.656
40	7/25/2009	17.471
41	8/25/2009	17.045
42	9/25/2009	16.944				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	10/25/2009	11.914	*1 Month LIBOR: 20%
44	11/25/2009	11.535	*6 Month Libor: 20%
45	12/25/2009	11.951	*Includes Net Swap Payments received from the Swap Provider

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	4/25/2006	22.851	46	1/25/2010	11.265
2	5/25/2006	21.534	47	2/25/2010	11.267
3	6/25/2006	21.379	48	3/25/2010	12.471
4	7/25/2006	21.316	49	4/25/2010	11.262
5	8/25/2006	21.123	50	5/25/2010	11.637
6	9/25/2006	20.968	51	6/25/2010	11.272
7	10/25/2006	20.853	52	7/25/2010	11.733
8	11/25/2006	20.598	53	8/25/2010	11.356
9	12/25/2006	20.448	54	9/25/2010	11.353
10	1/25/2007	20.154	55	10/25/2010	11.728
11	2/25/2007	19.927	56	11/25/2010	11.347
12	3/25/2007	19.938	57	12/25/2010	11.741
13	4/25/2007	19.487	58	1/25/2011	11.388
14	5/25/2007	19.349	59	2/25/2011	11.404
15	6/25/2007	19.060	60	3/25/2011	12.622
16	7/25/2007	18.935	61	4/25/2011	11.398
17	8/25/2007	18.653	62	5/25/2011	11.774
18	9/25/2007	18.450	63	6/25/2011	11.397
19	10/25/2007	18.344	64	7/25/2011	11.783
20	11/25/2007	18.385	65	8/25/2011	11.405
21	12/25/2007	18.439	66	9/25/2011	11.402
22	1/25/2008	18.673	67	10/25/2011	11.779
23	2/25/2008	17.693	68	11/25/2011	11.396
24	3/25/2008	17.229	69	12/25/2011	11.779
25	4/25/2008	16.143	70	1/25/2012	11.403
26	5/25/2008	16.323	71	2/25/2012	11.406
27	6/25/2008	16.080	72	3/25/2012	12.189
28	7/25/2008	16.652	73	4/25/2012	11.400
29	8/25/2008	16.293	74	5/25/2012	11.776
30	9/25/2008	16.163	75	6/25/2012	11.399
31	10/25/2008	16.277	76	7/25/2012	11.784
32	11/25/2008	16.032	77	8/25/2012	11.406
33	12/25/2008	16.315	78	9/25/2012	11.403
34	1/25/2009	16.682
35	2/25/2009	16.581
36	3/25/2009	17.365
37	4/25/2009	16.351
38	5/25/2009	16.640
39	6/25/2009	16.364
40	7/25/2009	17.078
41	8/25/2009	16.667
42	9/25/2009	16.562				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	10/25/2009	11.519	*1 Month LIBOR: 20%
44	11/25/2009	11.160	*6 Month Libor: 20%
45	12/25/2009	11.552	*Includes Net Swap Payments received from the Swap Provider

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	4/25/2006	22.862	46	1/25/2010	11.489
2	5/25/2006	21.544	47	2/25/2010	11.490
3	6/25/2006	21.389	48	3/25/2010	12.720
4	7/25/2006	21.327	49	4/25/2010	11.488
5	8/25/2006	21.134	50	5/25/2010	11.873
6	9/25/2006	20.979	51	6/25/2010	11.506
7	10/25/2006	20.864	52	7/25/2010	12.006
8	11/25/2006	20.609	53	8/25/2010	11.619
9	12/25/2006	20.460	54	9/25/2010	11.614
10	1/25/2007	20.164	55	10/25/2010	11.994
11	2/25/2007	19.937	56	11/25/2010	11.606
12	3/25/2007	19.949	57	12/25/2010	12.013
13	4/25/2007	19.496	58	1/25/2011	11.679
14	5/25/2007	19.359	59	2/25/2011	11.688
15	6/25/2007	19.069	60	3/25/2011	12.938
16	7/25/2007	18.943	61	4/25/2011	11.683
17	8/25/2007	18.658	62	5/25/2011	12.071
18	9/25/2007	18.456	63	6/25/2011	11.686
19	10/25/2007	18.349	64	7/25/2011	12.092
20	11/25/2007	18.226	65	8/25/2011	11.703
21	12/25/2007	18.501	66	9/25/2011	11.700
22	1/25/2008	18.699	67	10/25/2011	12.088
23	2/25/2008	17.708	68	11/25/2011	11.696
24	3/25/2008	17.243	69	12/25/2011	12.091
25	4/25/2008	16.152	70	1/25/2012	11.716
26	5/25/2008	16.276	71	2/25/2012	11.717
27	6/25/2008	16.106	72	3/25/2012	12.522
28	7/25/2008	16.675	73	4/25/2012	11.712
29	8/25/2008	16.312	74	5/25/2012	12.100
30	9/25/2008	16.185	75	6/25/2012	11.714
31	10/25/2008	16.299	76	7/25/2012	12.120
32	11/25/2008	16.006	77	8/25/2012	11.730
33	12/25/2008	16.371	78	9/25/2012	11.728
34	1/25/2009	16.816
35	2/25/2009	16.709
36	3/25/2009	17.509
37	4/25/2009	16.481
38	5/25/2009	16.721
39	6/25/2009	16.511
40	7/25/2009	17.275
41	8/25/2009	16.857
42	9/25/2009	16.754				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	10/25/2009	11.718	*1 Month LIBOR: 20%
44	11/25/2009	11.349	*6 Month Libor: 20%
45	12/25/2009	11.752	*Includes Net Swap Payments received from the Swap Provider

Excess Spread*

(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	227	4.6900	5.0100	227	45	408	5.0898	5.1659	382
2	140	4.8384	5.0901	140	46	392	5.0897	5.1761	366
3	139	5.0077	5.1431	140	47	392	5.0891	5.1868	366
4	140	4.9918	5.1715	140	48	443	5.0874	5.1987	421
5	140	5.0900	5.2061	140	49	392	5.1506	5.2100	360
6	140	5.1483	5.2152	139	50	409	5.1522	5.2106	379
7	141	5.1317	5.2167	140	51	393	5.1530	5.2119	362
8	140	5.1659	5.2026	138	52	410	5.1535	5.2122	382
9	142	5.1761	5.1842	139	53	393	5.1552	5.2140	364
10	140	5.1853	5.1632	137	54	393	5.1556	5.2137	364
11	140	5.1445	5.1398	137	55	410	5.1559	5.2130	382
12	148	5.1625	5.1230	143	56	393	5.1568	5.2123	364
13	141	5.0544	5.1064	137	57	412	5.1569	5.2111	384
14	144	5.0527	5.1041	139	58	400	5.1584	5.2097	371
15	141	5.0520	5.1032	136	59	401	5.1579	5.2081	372
16	144	5.0507	5.1021	139	60	452	5.1569	5.2062	428
17	141	5.0494	5.1002	135	61	403	5.1500	5.2057	374
18	141	5.0488	5.0987	135	62	420	5.1497	5.2059	393
19	145	5.0462	5.0962	139	63	404	5.1494	5.2046	376
20	156	5.0451	5.1008	149	64	421	5.1486	5.2036	394
21	203	5.0439	5.1048	196	65	405	5.1484	5.2036	377
22	333	5.0419	5.1104	328	66	406	5.1478	5.2024	378
23	334	5.0402	5.1149	327	67	423	5.1478	5.2007	396
24	351	5.0384	5.1206	343	68	407	5.1473	5.2128	379
25	335	5.0713	5.1273	323	69	425	5.1451	5.2220	399
26	344	5.0715	5.1273	333	70	409	5.1448	5.2333	383
27	336	5.0726	5.1286	324	71	410	5.1434	5.2442	384
28	347	5.0723	5.1276	336	72	444	5.1416	5.2551	421
29	338	5.0729	5.1280	326	73	411	5.2094	5.2673	380
30	338	5.0731	5.1283	325	74	429	5.2086	5.2659	399
31	347	5.0728	5.1270	335	75	413	5.2088	5.2659	383
32	338	5.0738	5.1299	325	76	431	5.2086	5.2658	404
33	353	5.0726	5.1332	341	77	415	5.2083	5.2648	387
34	376	5.0728	5.1360	365	78	N/A	5.2086	5.2642	388
35	376	5.0728	5.1388	365
36	408	5.0710	5.1426	399
37	375	5.0905	5.1463	363
38	382	5.0904	5.1459	369
39	375	5.0909	5.1466	362
40	390	5.0907	5.1458	377
41	380	5.0918	5.1459	367
42	381	5.0909	5.1455	367
43	408	5.0904	5.1441	381
44	391	5.0908	5.1549	363

*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	30.04	21.22
M-2	23.79	18.30
M-3	20.41	16.49
M-4	17.81	14.98
M-5	15.46	13.51
M-6	13.48	12.17
M-7	11.68	10.88
M-8	10.16	9.73
M-9	8.96	8.77
M-10	7.10	7.20
M-11	6.49	6.66
M-12	5.90	6.13

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY – AGGREGATE POOL
Number of Mortgage Loans:	3,479	Index Type:
Aggregate Principal Balance:	$561,766,074	6 Month LIBOR:	93.46%
Conforming Principal Balance Loans:	$494,062,084	Fixed Rate:	6.54%
Average Principal Balance:	$161,473	W.A. Initial Periodic Cap:	2.980%
Range:	$9,881 - $950,000	W.A. Subsequent Periodic Cap:	1.001%
W.A. Coupon:	7.276%	W.A. Lifetime Rate Cap:	5.954%
Range:	4.375% - 12.990%	Property Type:
W.A. Gross Margin:	4.782%	Single Family:	60.21%
Range:	2.250% - 9.500%	PUD:	31.09%
W.A. Remaining Term (months):	348	Condo:	6.89%
Range (months):	111 - 359	2-4 Family:	1.73%
W.A. Seasoning (months):	4	Townhouse:	0.05%
Latest Maturity Date:	February 1, 2036	Modular:	0.02%
State Concentration (Top 5):		Rowhouse:	0.01%
California:	25.36%	Occupancy Status:
Minnesota:	7.60%	Primary:	97.70%
Arizona:	7.47%	Investment:	1.56%
Florida:	5.34%	Second Home:	0.74%
Washington:	5.06%	Documentation Status:
W.A. Original Combined LTV:	80.80%	Full:	66.14%
Range:	18.87% - 100.00%	Limited:	32.72%
First Liens:	95.29%	None:	1.14%
Second Liens:	4.71%	Non-Zero W.A. Prepayment Penalty – Term (months):	26
Non-Balloon Loans:	95.01%	Loans with Prepay Penalties:	78.65%
Non-Zero W.A. FICO Score:	645	Interest Only Loans:	62.67%
		Non-Zero W.A. Interest Only Term (months):	63

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
Collateral Type	Numbef of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	9	810,291	0.14	7.610	666	66.57
Fixed - 20 Year	17	532,376	0.09	9.629	658	98.82
Fixed - 30 Year	76	9,235,979	1.64	8.078	636	78.69
Fixed - 30 Year IO	1	94,200	0.02	6.990	699	80.00
Balloon - 10/30	1	45,192	0.01	7.750	685	95.00
Balloon - 15/30	585	24,068,171	4.28	10.123	653	99.41
Balloon - 20/30	40	1,928,402	0.34	9.029	679	97.86
ARM - 6 Month	1	41,482	0.01	8.875	542	80.00
ARM - 6 Month IO	7	1,681,092	0.30	7.810	636	81.86
ARM - 1 Year/6 Month	8	1,628,084	0.29	7.643	606	75.01
ARM - 1 Year/6 Month IO	18	5,139,976	0.91	7.137	652	77.73
ARM - 2 Year/6 Month	940	137,513,894	24.48	7.436	635	80.49
ARM - 2 Year/6 Month IO	1,181	273,533,941	48.69	6.999	649	79.86
ARM – 2 Year/6 Month 30/40 Balloon	8	1,981,734	0.35	6.765	648	73.87
ARM - 3 Year/6 Month	200	28,545,284	5.08	7.358	632	79.52
ARM - 3 Year/6 Month IO	293	57,083,289	10.16	6.801	650	79.83
ARM - 5 Year/6 Month	23	3,400,891	0.61	7.207	654	79.47
ARM - 5 Year/6 Month IO	71	14,501,797	2.58	7.136	653	79.04
Total:	3,479	561,766,074	100.00	7.276	645	80.80

IO Terms
IO Terms (mos.)	Numbef of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
None	1,908	209,731,780	37.33	7.775	638	82.48
24	1	162,000	0.03	7.750	668	90.00
60	1,513	335,201,998	59.67	7.021	648	79.78
120	57	16,670,297	2.97	6.125	670	80.03
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
Principal Balance at Origination ($)	Numbef of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	535	17,016,874	3.03	10.035	642	96.81
50,000.01 - 100,000.00	599	45,262,572	8.06	8.337	631	84.00
100,000.01 - 150,000.00	790	98,406,202	17.52	7.353	636	80.49
150,000.01 - 200,000.00	590	102,680,272	18.28	7.127	643	80.21
200,000.01 - 250,000.00	327	72,648,036	12.93	7.218	639	80.08
250,000.01 - 300,000.00	222	61,070,761	10.87	6.967	654	79.34
300,000.01 - 350,000.00	181	58,600,448	10.43	6.893	652	79.79
350,000.01 - 400,000.00	89	33,230,488	5.92	6.803	656	80.49
400,000.01 - 450,000.00	61	26,022,473	4.63	6.882	655	79.95
450,000.01 - 500,000.00	32	15,100,863	2.69	6.884	655	80.12
500,000.01 - 550,000.00	26	13,529,129	2.41	7.165	648	81.50
550,000.01 - 600,000.00	9	5,214,487	0.93	6.867	648	79.98
600,000.01 - 650,000.00	6	3,839,534	0.68	6.835	656	77.50
650,000.01 - 700,000.00	6	4,118,942	0.73	6.873	666	77.93
700,000.01 - 750,000.00	1	720,000	0.13	7.625	696	80.00
800,000.01 - 850,000.00	3	2,497,625	0.44	6.504	663	62.80
850,000.01 - 900,000.00	1	857,368	0.15	6.375	702	79.99
900,000.01 - 950,000.00	1	950,000	0.17	6.750	671	62.30
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Numbef of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	535	17,016,874	3.03	10.035	642	96.81
50,000.01 - 100,000.00	599	45,262,572	8.06	8.337	631	84.00
100,000.01 - 150,000.00	791	98,556,192	17.54	7.352	636	80.49
150,000.01 - 200,000.00	589	102,530,282	18.25	7.127	643	80.21
200,000.01 - 250,000.00	327	72,648,036	12.93	7.218	639	80.08
250,000.01 - 300,000.00	223	61,370,592	10.92	6.961	654	79.35
300,000.01 - 350,000.00	181	58,649,982	10.44	6.897	652	79.79
350,000.01 - 400,000.00	91	34,078,355	6.07	6.791	654	80.25
400,000.01 - 450,000.00	58	24,825,241	4.42	6.907	657	80.26
450,000.01 - 500,000.00	32	15,100,863	2.69	6.884	655	80.12
500,000.01 - 550,000.00	26	13,529,129	2.41	7.165	648	81.50
550,000.01 - 600,000.00	9	5,214,487	0.93	6.867	648	79.98
600,000.01 - 650,000.00	6	3,839,534	0.68	6.835	656	77.50
650,000.01 - 700,000.00	6	4,118,942	0.73	6.873	666	77.93
700,000.01 - 750,000.00	1	720,000	0.13	7.625	696	80.00
800,000.01 - 850,000.00	3	2,497,625	0.44	6.504	663	62.80
850,000.01 - 900,000.00	1	857,368	0.15	6.375	702	79.99
900,000.01 - 950,000.00	1	950,000	0.17	6.750	671	62.30
Total:	3,479	561,766,074	100.00	7.276	645	80.80

Remaining Term
Months Remaining	Numbef of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	45,192	0.01	7.750	685	95.00
121 - 180	594	24,878,462	4.43	10.042	654	98.35
181 - 240	57	2,460,779	0.44	9.158	674	98.07
301 - 360	2,827	534,381,642	95.13	7.138	644	79.90
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	1	190,144	0.03	4.375	670	80.00
4.500 - 4.999	3	675,301	0.12	4.643	660	80.00
5.000 - 5.499	18	3,268,675	0.58	5.255	664	77.44
5.500 - 5.999	130	32,629,211	5.81	5.775	669	79.15
6.000 - 6.499	342	78,690,047	14.01	6.232	666	78.93
6.500 - 6.999	699	147,996,195	26.34	6.703	656	79.09
7.000 - 7.499	523	97,094,231	17.28	7.192	644	79.09
7.500 - 7.999	522	87,857,680	15.64	7.707	628	79.88
8.000 - 8.499	256	39,517,833	7.03	8.198	618	82.67
8.500 - 8.999	252	30,752,733	5.47	8.686	620	83.72
9.000 - 9.499	213	17,561,875	3.13	9.167	623	89.87
9.500 - 9.999	117	8,473,091	1.51	9.658	636	91.03
10.000 - 10.499	96	4,620,433	0.82	10.196	638	99.07
10.500 - 10.999	127	5,985,903	1.07	10.714	631	97.94
11.000 - 11.499	88	3,438,928	0.61	11.190	625	98.53
11.500 - 11.999	38	1,278,372	0.23	11.708	614	98.58
12.000 - 12.499	29	1,024,297	0.18	12.040	592	99.34
12.500 - 12.999	25	711,125	0.13	12.535	592	100.00
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	38	4,091,126	0.73	7.458	622	40.16
50.01 - 55.00	18	3,310,460	0.59	7.156	624	53.24
55.01 - 60.00	29	5,371,638	0.96	7.386	617	58.00
60.01 - 65.00	44	10,462,156	1.86	7.108	618	63.03
65.01 - 70.00	52	9,749,051	1.74	7.422	627	68.76
70.01 - 75.00	100	20,656,343	3.68	7.399	632	74.08
75.01 - 80.00	2,129	409,689,138	72.93	6.949	650	79.92
80.01 - 85.00	120	23,911,879	4.26	7.612	611	84.48
85.01 - 90.00	160	28,055,883	4.99	7.877	625	89.46
90.01 - 95.00	71	7,071,117	1.26	8.931	645	94.76
95.01 - 100.00	718	39,397,283	7.01	9.666	646	99.94
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
525 - 549	35	4,322,207	0.77	8.699	544	73.07
550 - 574	115	19,629,276	3.49	8.239	564	78.11
575 - 599	513	70,527,922	12.55	7.998	589	80.74
600 - 624	858	125,369,110	22.32	7.397	612	80.89
625 - 649	634	102,758,772	18.29	7.126	638	81.27
650 - 674	581	104,249,502	18.56	7.038	662	80.50
675 - 699	332	60,149,458	10.71	6.951	686	81.50
700 - 724	183	34,649,452	6.17	6.800	710	80.56
725 - 749	117	22,641,538	4.03	6.831	736	81.48
750 - 774	72	11,686,702	2.08	7.010	760	81.76
775 - 799	31	5,038,279	0.90	6.921	783	81.24
800 - 824	8	743,855	0.13	7.255	804	81.28
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	489	142,472,933	25.36	6.801	662	78.99
Minnesota	288	42,696,166	7.60	7.264	650	80.87
Arizona	239	41,973,487	7.47	7.291	641	79.51
Florida	197	30,024,847	5.34	7.647	646	81.19
Washington	159	28,434,451	5.06	7.073	650	80.87
Texas	231	25,769,921	4.59	7.094	638	81.82
Maryland	128	25,548,898	4.55	7.527	627	80.43
Nevada	107	23,490,147	4.18	6.993	649	80.10
Colorado	128	19,579,858	3.49	7.049	631	81.45
Ohio	168	17,911,329	3.19	7.280	634	84.62
Wisconsin	183	17,215,367	3.06	8.093	648	83.09
Virginia	85	14,762,891	2.63	7.632	639	82.26
Georgia	95	13,986,615	2.49	7.581	635	83.98
Michigan	121	13,577,458	2.42	7.784	635	82.28
Illinois	96	12,852,208	2.29	7.773	634	82.69
Tennessee	91	12,622,338	2.25	7.296	625	81.23
Kentucky	83	8,090,765	1.44	7.726	632	83.01
Oregon	47	8,055,942	1.43	6.897	659	79.47
North Carolina	84	7,417,050	1.32	7.947	632	83.70
Pennsylvania	52	7,074,520	1.26	8.015	631	82.11
Indiana	61	6,009,308	1.07	7.866	621	84.05
Utah	44	6,006,264	1.07	7.311	644	83.03
Missouri	62	5,583,820	0.99	8.074	620	84.20
South Carolina	32	3,357,285	0.60	8.224	629	81.74
New York	13	3,300,368	0.59	7.669	620	73.73

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
New Mexico	21	2,659,590	0.47	7.461	648	81.32
District of Columbia	9	2,364,484	0.42	7.132	649	70.59
New Jersey	10	2,253,999	0.40	7.956	616	82.62
Iowa	29	2,112,160	0.38	8.280	620	83.35
Connecticut	11	1,901,006	0.34	7.687	602	75.93
Mississippi	23	1,736,449	0.31	8.308	632	85.11
Alabama	13	1,448,608	0.26	7.885	622	84.07
Idaho	8	1,419,149	0.25	6.949	674	78.84
Arkansas	15	1,243,715	0.22	8.159	627	86.26
Nebraska	9	864,030	0.15	7.777	617	81.95
New Hampshire	5	847,236	0.15	8.202	596	80.81
West Virginia	2	668,000	0.12	7.028	605	86.89
Kansas	11	652,869	0.12	8.730	630	83.04
South Dakota	6	595,593	0.11	7.472	625	85.64
Oklahoma	7	528,727	0.09	7.940	597	80.00
Hawaii	1	448,000	0.08	6.125	755	80.00
Massachusetts	2	412,858	0.07	7.721	634	80.00
Delaware	2	401,753	0.07	6.765	618	61.44
Louisiana	3	375,058	0.07	7.627	630	85.35
North Dakota	3	324,128	0.06	6.696	682	80.00
Maine	2	190,306	0.03	9.125	631	80.00
Alaska	1	164,000	0.03	9.250	564	80.00
Montana	1	139,566	0.02	8.750	540	70.00
Wyoming	1	115,675	0.02	7.375	590	80.00
Rhode Island	1	84,877	0.02	9.625	547	22.49
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	3,401	548,860,498	97.70	7.263	644	80.85
Investment	57	8,747,503	1.56	7.873	675	76.64
Second Home	21	4,158,073	0.74	7.676	672	83.25
Total:	3,479	561,766,074	100.00	7.276	645	80.80

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	2,545	371,547,846	66.14	7.284	630	81.27
Limited Documentation	897	183,790,227	32.72	7.228	672	79.90
No Documentation	37	6,428,001	1.14	8.152	712	79.45
Total:	3,479	561,766,074	100.00	7.276	645	80.80

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	2,505	401,645,973	71.50	7.204	653	81.87
Refinance - Cashout	774	131,333,727	23.38	7.465	624	77.59
Refinance - Rate Term	200	28,786,375	5.12	7.421	630	80.50
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,240	338,262,639	60.21	7.420	640	80.91
PUD	921	174,645,088	31.09	6.986	650	80.68
Condo	248	38,694,050	6.89	7.197	658	80.43
2-4 Family	66	9,712,749	1.73	7.713	656	80.46
Townhouse	2	278,336	0.05	8.868	561	81.73
Modular	1	99,000	0.02	7.875	586	75.00
Rowhouse	1	74,213	0.01	7.650	641	80.00
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
April 2006	3	399,074	0.08	7.026	633	80.00
June 2006	2	600,000	0.11	8.775	608	80.00
July 2006	1	168,500	0.03	7.750	557	79.86
August 2006	1	240,000	0.05	7.500	692	80.00
September 2006	2	442,984	0.08	6.833	695	87.11
October 2006	2	480,000	0.09	7.313	687	80.00
November 2006	9	2,182,949	0.42	7.424	628	79.17
December 2006	5	1,070,866	0.20	6.698	638	79.93
January 2007	7	1,750,260	0.33	7.322	624	78.44
February 2007	2	1,156,000	0.22	7.542	665	66.88
March 2007	1	183,487	0.03	8.750	765	100.00
April 2007	1	174,501	0.03	8.125	657	100.00
May 2007	1	157,150	0.03	6.125	649	79.98
July 2007	2	208,654	0.04	7.269	617	88.58
August 2007	16	1,979,729	0.38	7.359	635	83.52
September 2007	54	9,437,762	1.80	6.950	662	81.92
October 2007	304	62,910,097	11.98	6.916	653	80.67
November 2007	569	107,881,084	20.55	7.101	642	80.12
December 2007	692	133,011,887	25.33	7.123	643	79.87
January 2008	443	88,756,602	16.90	7.350	641	79.27
February 2008	46	8,328,615	1.59	7.672	639	81.14
July 2008	3	516,443	0.10	6.091	655	80.00
August 2008	9	1,399,724	0.27	6.804	667	83.45
September 2008	9	1,045,087	0.20	7.307	651	82.46
October 2008	50	10,205,827	1.94	7.054	636	80.25
November 2008	148	26,688,813	5.08	6.822	644	78.87
December 2008	157	26,923,966	5.13	6.938	649	80.23
January 2009	107	17,232,973	3.28	7.235	640	79.62
February 2009	10	1,615,742	0.31	7.678	631	78.30
July 2010	2	276,560	0.05	7.456	632	80.00
August 2010	1	117,868	0.02	7.250	662	80.00
September 2010	1	122,184	0.02	6.250	770	80.00
October 2010	10	1,940,016	0.37	6.394	666	80.39
November 2010	27	4,666,188	0.89	7.208	649	78.74
December 2010	27	5,368,661	1.02	7.215	643	78.71
January 2011	23	4,678,162	0.89	7.226	655	79.24
February 2011	3	733,049	0.14	7.837	696	79.87
Total:	2,750	525,051,462	100.00	7.122	644	79.92

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	3	1,116,643	0.21	6.467	712	80.00
2.500 - 2.999	1	402,042	0.08	6.625	639	80.00
3.000 - 3.499	3	507,424	0.10	6.690	638	80.12
3.500 - 3.999	103	19,263,306	3.67	7.356	621	59.17
4.000 - 4.499	1,845	353,431,685	67.31	6.990	649	79.59
4.500 - 4.999	62	13,226,244	2.52	6.646	647	78.24
5.000 - 5.499	146	30,993,456	5.90	7.070	630	82.06
5.500 - 5.999	240	51,359,519	9.78	7.143	641	82.69
6.000 - 6.499	143	23,724,289	4.52	7.955	641	86.77
6.500 - 6.999	58	9,899,873	1.89	7.623	643	81.87
7.000 - 7.499	40	5,870,989	1.12	7.921	622	84.43
7.500 - 7.999	54	7,623,321	1.45	8.207	628	85.06
8.000 - 8.499	43	6,223,899	1.19	8.628	609	90.76
8.500 - 8.999	7	979,116	0.19	9.237	661	94.32
9.000 - 9.499	1	335,801	0.06	9.250	618	85.00
9.500 - 9.999	1	93,857	0.02	10.750	669	100.00
Total:	2,750	525,051,462	100.00	7.122	644	79.92

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	2	470,144	0.09	4.971	641	76.83
10.500 - 10.999	28	7,491,587	1.43	5.687	662	79.46
11.000 - 11.499	67	17,111,596	3.26	6.012	672	78.12
11.500 - 11.999	117	28,696,455	5.47	5.861	670	79.04
12.000 - 12.499	289	63,845,671	12.16	6.252	665	79.02
12.500 - 12.999	683	144,638,972	27.55	6.704	655	79.10
13.000 - 13.499	511	95,065,651	18.11	7.192	643	79.05
13.500 - 13.999	489	84,745,166	16.14	7.706	627	79.70
14.000 - 14.499	220	36,811,496	7.01	8.201	615	82.43
14.500 - 14.999	187	26,903,520	5.12	8.674	612	82.91
15.000 - 15.499	84	11,722,365	2.23	9.177	601	86.23
15.500 - 15.999	43	5,021,197	0.96	9.664	634	90.96
16.000 - 16.499	12	1,145,184	0.22	10.142	607	98.31
16.500 - 16.999	14	1,133,640	0.22	10.709	607	93.18
17.000 - 17.499	3	177,641	0.03	11.085	608	94.11
17.500 - 17.999	1	71,178	0.01	11.625	549	80.00
Total:	2,750	525,051,462	100.00	7.122	644	79.92

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	4	1,064,078	0.20	6.609	633	80.00
4.500 - 4.999	3	675,301	0.13	4.643	660	80.00
5.000 - 5.499	20	3,722,375	0.71	5.479	661	77.95
5.500 - 5.999	131	32,744,504	6.24	5.779	669	79.16
6.000 - 6.499	337	77,600,889	14.78	6.233	666	78.86
6.500 - 6.999	694	147,360,009	28.07	6.703	656	79.09
7.000 - 7.499	509	94,617,576	18.02	7.198	643	79.11
7.500 - 7.999	491	85,027,005	16.19	7.706	627	79.70
8.000 - 8.499	220	36,792,213	7.01	8.199	614	82.33
8.500 - 8.999	183	26,107,219	4.97	8.691	612	82.86
9.000 - 9.499	85	11,791,454	2.25	9.177	602	86.31
9.500 - 9.999	43	5,021,197	0.96	9.664	634	90.96
10.000 - 10.499	12	1,145,184	0.22	10.142	607	98.31
10.500 - 10.999	14	1,133,640	0.22	10.709	607	93.18
11.000 - 11.499	3	177,641	0.03	11.085	608	94.11
11.500 - 11.999	1	71,178	0.01	11.625	549	80.00
Total:	2,750	525,051,462	100.00	7.122	644	79.92

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	8	1,722,574	0.33	7.836	634	81.81
1.500	1	149,508	0.03	7.550	602	80.56
2.000	27	7,167,159	1.37	7.267	640	77.61
3.000	2,713	515,764,302	98.23	7.118	644	79.95
5.000	1	247,920	0.05	6.625	649	80.00
Total:	2,750	525,051,462	100.00	7.122	644	79.92

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2,748	524,521,955	99.90	7.122	644	79.92
1.500	2	529,508	0.10	6.832	628	80.16
Total:	2,750	525,051,462	100.00	7.122	644	79.92

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	92	24,589,335	4.68	6.144	668	78.57
6.000 - 6.499	2,655	499,845,408	95.20	7.169	643	79.99
6.500 - 6.999	1	334,880	0.06	8.100	589	80.00
7.000 - 7.499	2	281,840	0.05	7.703	600	80.30
Total:	2,750	525,051,462	100.00	7.122	644	79.92

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
None	921	119,939,894	21.35	7.786	644	82.19
2	1	275,214	0.05	7.875	683	80.00
6	2	205,922	0.04	8.332	659	83.32
12	126	29,119,399	5.18	7.357	648	79.83
24	1,821	309,681,111	55.13	7.165	644	80.55
36	552	94,974,586	16.91	7.002	647	80.14
48	55	7,494,634	1.33	6.763	640	80.72
60	1	75,314	0.01	10.750	670	99.97
Total:	3,479	561,766,074	100.00	7.276	645	80.80

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY – GROUP I POOL
Number of Mortgage Loans:	1,800	Index Type:
Aggregate Principal Balance:	$282,078,113	6 Month LIBOR:	97.59%
Conforming Principal Balance Loans:	$282,078,113	Fixed Rate:	2.41%
Average Principal Balance:	$156,710	W.A. Initial Periodic Cap:	2.984%
Range:	$34,677 - $448,000	W.A. Subsequent Periodic Cap:	1.001%
W.A. Coupon:	7.286%	W.A. Lifetime Rate Cap:	5.972%
Range:	4.375% - 11.625%	Property Type:
W.A. Gross Margin:	4.833%	Single Family:	62.43%
Range:	2.250% - 9.500%	PUD:	28.43%
W.A. Remaining Term (months):	356	Condo:	7.23%
Range (months):	175 - 359	2-4 Family:	1.76%
W.A. Seasoning (months):	3	Townhouse:	0.10%
Latest Maturity Date:	February 1, 2036	Modular:	0.04%
State Concentration (Top 5):		Rowhouse:	0.03%
California:	11.59%	Occupancy Status:
Minnesota:	11.32%	Primary:	95.81%
Arizona:	8.55%	Investment:	2.83%
Washington:	5.85%	Second Home:	1.36%
Maryland:	5.50%	Documentation Status:
W.A. Original Combined LTV:	79.78%	Full:	79.65%
Range:	18.87% - 100.00%	Limited:	19.31%
First Liens:	100.00%	None:	1.04%
Second Liens:	0.00%	Non-Zero W.A. Prepayment Penalty – Term (months):	27
Non-Balloon Loans:	99.85%	Loans with Prepay Penalties:	79.34%
Non-Zero W.A. FICO Score:	636	Interest Only Loans:	59.29%
		None-Zero W.A. Interest Only Term (months):	62

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	7	402,805	0.14	8.371	615	56.06
Fixed - 20 Year	1	63,061	0.02	8.900	616	90.00
Fixed - 30 Year	53	6,216,562	2.20	8.279	633	78.15
Fixed - 30 Year IO	1	94,200	0.03	6.990	699	80.00
Balloon - 20/30	1	34,677	0.01	11.375	610	20.00
ARM - 6 Month	1	41,482	0.01	8.875	542	80.00
ARM - 6 Month IO	4	778,692	0.28	7.535	623	84.01
ARM - 1 Year/6 Month	4	744,387	0.26	8.311	582	74.04
ARM - 1 Year/6 Month IO	7	1,432,580	0.51	6.680	654	80.00
ARM - 2 Year/6 Month	653	85,577,557	30.34	7.553	626	80.81
ARM - 2 Year/6 Month IO	675	123,075,094	43.63	7.146	638	79.61
ARM - 2 Year/6 Month 30/40 Balloon	2	377,175	0.13	7.387	668	80.00
ARM - 3 Year/6 Month	133	19,029,785	6.75	7.380	634	78.14
ARM - 3 Year/6 Month IO	191	32,836,815	11.64	6.901	648	79.56
ARM - 5 Year/6 Month	17	2,348,029	0.83	7.297	652	80.45
ARM - 5 Year/6 Month IO	50	9,025,213	3.20	7.080	652	78.85
Total:	1,800	282,078,113	100.00	7.286	636	79.78

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
None	872	114,835,520	40.71	7.568	628	80.07
24	1	162,000	0.06	7.750	668	90.00
60	905	161,930,032	57.41	7.126	640	79.59
120	22	5,150,562	1.83	6.013	669	78.95
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	31	1,405,492	0.50	8.861	614	72.28
50,000.01 - 100,000.00	357	27,803,075	9.86	7.955	624	80.57
100,000.01 - 150,000.00	602	74,873,647	26.54	7.346	633	80.04
150,000.01 - 200,000.00	413	71,548,073	25.36	7.167	639	80.00
200,000.01 - 250,000.00	188	41,679,756	14.78	7.268	631	79.88
250,000.01 - 300,000.00	102	27,939,133	9.90	7.079	644	78.39
300,000.01 - 350,000.00	71	23,033,570	8.17	7.065	643	78.89
350,000.01 - 400,000.00	29	10,883,649	3.86	6.930	638	80.94
400,000.01 - 450,000.00	7	2,911,718	1.03	6.830	644	78.73
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	31	1,405,492	0.50	8.861	614	72.28
50,000.01 - 100,000.00	357	27,803,075	9.86	7.955	624	80.57
100,000.01 - 150,000.00	603	75,023,637	26.60	7.344	633	80.04
150,000.01 - 200,000.00	412	71,398,083	25.31	7.168	639	80.00
200,000.01 - 250,000.00	188	41,679,756	14.78	7.268	631	79.88
250,000.01 - 300,000.00	102	27,939,133	9.90	7.079	644	78.39
300,000.01 - 350,000.00	71	23,033,570	8.17	7.065	643	78.89
350,000.01 - 400,000.00	30	11,282,567	4.00	6.915	637	80.22
400,000.01 - 450,000.00	6	2,512,799	0.89	6.883	649	81.59
Total:	1,800	282,078,113	100.00	7.286	636	79.78

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	7	402,805	0.14	8.371	615	56.06
181 - 240	2	97,738	0.03	9.778	614	65.16
301 - 360	1,791	281,577,570	99.82	7.283	636	79.82
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	1	190,144	0.07	4.375	670	80.00
4.500 - 4.999	1	196,568	0.07	4.625	684	80.00
5.000 - 5.499	11	1,930,948	0.68	5.332	661	75.66
5.500 - 5.999	65	12,903,868	4.57	5.802	667	78.83
6.000 - 6.499	172	30,809,955	10.92	6.244	662	78.50
6.500 - 6.999	419	73,906,026	26.20	6.713	649	78.89
7.000 - 7.499	332	52,437,640	18.59	7.189	638	79.13
7.500 - 7.999	343	50,293,475	17.83	7.718	621	79.06
8.000 - 8.499	178	27,192,080	9.64	8.198	612	81.90
8.500 - 8.999	148	18,355,625	6.51	8.691	605	81.79
9.000 - 9.499	64	7,836,874	2.78	9.192	603	85.77
9.500 - 9.999	40	3,810,785	1.35	9.685	596	85.21
10.000 - 10.499	11	1,035,909	0.37	10.144	598	98.54
10.500 - 10.999	12	1,011,904	0.36	10.685	608	94.84
11.000 - 11.499	2	95,136	0.03	11.296	616	70.84
11.500 - 11.999	1	71,178	0.03	11.625	549	80.00
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	31	3,442,269	1.22	7.471	615	40.10
50.01 - 55.00	15	2,239,546	0.79	7.416	621	53.05
55.01 - 60.00	22	3,702,759	1.31	7.564	599	57.77
60.01 - 65.00	35	6,465,573	2.29	7.386	604	62.95
65.01 - 70.00	37	6,107,618	2.17	7.591	608	68.58
70.01 - 75.00	72	12,776,210	4.53	7.585	629	73.97
75.01 - 80.00	1,272	199,197,611	70.62	7.029	643	79.88
80.01 - 85.00	85	15,868,073	5.63	7.843	605	84.45
85.01 - 90.00	113	19,113,858	6.78	7.898	624	89.48
90.01 - 95.00	23	2,784,052	0.99	8.520	615	94.82
95.01 - 100.00	95	10,380,544	3.68	9.109	624	99.85
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
525 - 549	27	3,551,132	1.26	8.642	544	72.46
550 - 574	88	14,567,517	5.16	8.307	564	76.34
575 - 599	301	42,363,261	15.02	7.878	589	79.64
600 - 624	497	75,494,491	26.76	7.324	612	80.05
625 - 649	329	51,951,160	18.42	7.104	637	80.59
650 - 674	250	41,995,879	14.89	6.994	662	80.10
675 - 699	145	23,712,073	8.41	6.760	685	80.45
700 - 724	74	13,393,278	4.75	6.765	712	78.78
725 - 749	40	7,287,843	2.58	6.754	734	79.83
750 - 774	31	5,159,251	1.83	6.985	762	80.35
775 - 799	12	1,905,830	0.68	6.795	786	80.33
800 - 824	6	696,399	0.25	7.068	804	80.00
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	126	32,705,113	11.59	6.794	645	75.04
Minnesota	194	31,918,314	11.32	7.165	644	79.76
Arizona	142	24,105,945	8.55	7.302	638	79.05
Washington	83	16,515,115	5.85	6.790	644	79.19
Maryland	80	15,506,918	5.50	7.444	626	79.14
Florida	90	13,790,191	4.89	7.624	633	78.73
Texas	106	13,082,532	4.64	6.925	636	81.20
Colorado	78	12,910,708	4.58	6.915	627	80.47
Wisconsin	99	12,335,841	4.37	7.787	642	80.93
Georgia	82	12,065,799	4.28	7.570	631	84.22
Nevada	46	9,882,470	3.50	6.920	645	79.66
Virginia	44	8,596,038	3.05	7.175	638	79.77
Illinois	52	7,824,830	2.77	7.476	635	81.40
Ohio	67	7,274,504	2.58	7.531	631	84.54
Michigan	55	6,482,435	2.30	7.760	623	81.79
Tennessee	49	6,151,651	2.18	7.584	620	83.00
Oregon	30	5,559,508	1.97	6.788	657	78.73
Kentucky	50	5,282,641	1.87	7.637	624	82.62
North Carolina	41	4,742,883	1.68	7.725	632	81.73
Pennsylvania	35	4,526,954	1.60	8.006	622	83.76
Missouri	39	3,906,352	1.38	7.834	624	83.20
Indiana	35	3,666,289	1.30	7.832	615	84.65
Utah	21	3,035,409	1.08	7.246	643	82.61
South Carolina	17	2,219,784	0.79	7.845	628	79.05
New York	9	2,161,038	0.77	7.645	603	68.15
New Mexico	13	1,875,341	0.66	7.338	645	78.80
Connecticut	10	1,706,489	0.60	7.766	595	77.05

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Iowa	15	1,370,429	0.49	7.970	616	81.26
District of Columbia	5	1,186,561	0.42	7.306	643	67.15
Alabama	9	1,126,838	0.40	7.728	618	82.65
New Jersey	7	1,028,118	0.36	7.905	626	76.60
Arkansas	10	1,001,651	0.36	8.022	623	86.07
New Hampshire	5	847,236	0.30	8.202	596	80.81
Nebraska	6	779,723	0.28	7.428	619	80.00
Mississippi	8	767,734	0.27	7.594	630	83.11
Kansas	10	618,921	0.22	8.564	629	82.11
Idaho	6	529,170	0.19	7.073	649	76.90
South Dakota	5	491,993	0.17	7.492	620	86.83
Oklahoma	6	419,089	0.15	7.760	596	82.95
Delaware	2	401,753	0.14	6.765	618	61.44
Louisiana	3	375,058	0.13	7.627	630	85.35
North Dakota	3	324,128	0.11	6.696	682	80.00
Massachusetts	1	199,100	0.07	6.750	620	79.99
West Virginia	1	173,000	0.06	7.250	609	84.39
Alaska	1	164,000	0.06	9.250	564	80.00
Montana	1	139,566	0.05	8.750	540	70.00
Wyoming	1	115,675	0.04	7.375	590	80.00
Maine	1	102,400	0.04	9.125	619	80.00
Rhode Island	1	84,877	0.03	9.625	547	22.49
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,731	270,259,325	95.81	7.262	634	79.81
Investment	50	7,985,415	2.83	7.819	677	76.87
Second Home	19	3,833,373	1.36	7.828	671	84.18
Total:	1,800	282,078,113	100.00	7.286	636	79.78

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,475	224,686,562	79.65	7.270	627	80.31
Limited Documentation	308	54,466,387	19.31	7.312	666	77.80
No Documentation	17	2,925,164	1.04	7.981	708	76.06
Total:	1,800	282,078,113	100.00	7.286	636	79.78

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,070	156,473,060	55.47	7.157	646	81.29
Refinance - Cashout	594	103,301,234	36.62	7.478	622	77.48
Refinance - Rate Term	136	22,303,819	7.91	7.299	628	79.86
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,192	176,101,147	62.43	7.445	630	79.99
PUD	435	80,182,631	28.43	6.940	643	79.70
Condo	134	20,383,206	7.23	7.169	652	79.24
2-4 Family	35	4,959,580	1.76	7.602	652	75.94
Townhouse	2	278,336	0.10	8.868	561	81.73
Modular	1	99,000	0.04	7.875	586	75.00
Rowhouse	1	74,213	0.03	7.650	641	80.00
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
April 2006	2	176,674	0.06	7.058	599	80.00
June 2006	1	160,000	0.06	8.500	585	80.00
July 2006	1	168,500	0.06	7.750	557	79.86
September 2006	1	315,000	0.11	7.375	681	90.00
November 2006	6	1,188,056	0.43	7.663	635	76.27
December 2006	3	668,800	0.24	6.317	653	80.00
January 2007	2	320,111	0.12	7.586	561	80.00
May 2007	1	157,150	0.06	6.125	649	79.98
July 2007	2	208,654	0.08	7.269	617	88.58
August 2007	11	1,449,714	0.53	7.142	649	82.48
September 2007	35	4,818,948	1.75	7.093	641	82.29
October 2007	180	30,129,179	10.95	7.080	641	80.90
November 2007	372	55,331,636	20.10	7.321	627	80.35
December 2007	427	68,549,030	24.90	7.260	633	80.11
January 2008	272	43,942,813	15.96	7.516	634	78.67
February 2008	30	4,442,702	1.61	7.941	627	82.22
July 2008	2	323,200	0.12	6.295	608	80.00
August 2008	7	1,167,247	0.42	6.815	652	84.14
September 2008	8	996,240	0.36	7.187	646	82.34
October 2008	36	6,547,908	2.38	6.882	639	79.27
November 2008	99	16,716,502	6.07	6.918	641	78.18
December 2008	95	15,129,316	5.50	7.038	652	79.40
January 2009	67	9,370,445	3.40	7.499	635	78.95
February 2009	10	1,615,742	0.59	7.678	631	78.30
July 2010	2	276,560	0.10	7.456	632	80.00
August 2010	1	117,868	0.04	7.250	662	80.00
September 2010	1	122,184	0.04	6.250	770	80.00
October 2010	6	1,043,233	0.38	6.637	654	80.73
November 2010	19	3,107,088	1.13	7.088	654	78.10
December 2010	20	3,703,166	1.35	7.243	636	78.98
January 2011	16	2,780,792	1.01	7.140	669	79.87
February 2011	2	222,349	0.08	7.751	604	79.57
Total:	1,737	275,266,808	100.00	7.261	636	79.86

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	1	262,243	0.10	6.500	666	80.00
3.000 - 3.499	2	390,400	0.14	6.912	644	81.70
3.500 - 3.999	83	13,195,947	4.79	7.456	610	58.14
4.000 - 4.499	1,128	176,315,017	64.05	7.100	641	79.45
4.500 - 4.999	37	6,815,584	2.48	6.599	644	78.74
5.000 - 5.499	93	18,181,821	6.61	7.291	621	82.52
5.500 - 5.999	146	26,907,668	9.78	7.301	628	83.20
6.000 - 6.499	94	12,967,520	4.71	8.155	641	87.91
6.500 - 6.999	35	4,509,173	1.64	7.569	635	80.84
7.000 - 7.499	33	4,488,926	1.63	7.909	615	85.39
7.500 - 7.999	41	5,252,116	1.91	8.100	629	86.13
8.000 - 8.499	38	5,148,049	1.87	8.639	602	90.19
8.500 - 8.999	4	402,687	0.15	9.040	618	91.60
9.000 - 9.499	1	335,801	0.12	9.250	618	85.00
9.500 - 9.999	1	93,857	0.03	10.750	669	100.00
Total:	1,737	275,266,808	100.00	7.261	636	79.86

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	2	470,144	0.17	4.971	641	76.83
10.500 - 10.999	16	3,488,334	1.27	5.747	667	77.98
11.000 - 11.499	27	5,168,687	1.88	5.905	662	75.60
11.500 - 11.999	55	10,463,072	3.80	5.869	673	79.23
12.000 - 12.499	153	26,802,261	9.74	6.252	663	78.81
12.500 - 12.999	410	72,581,361	26.37	6.713	647	78.87
13.000 - 13.499	329	51,985,151	18.89	7.190	638	79.08
13.500 - 13.999	330	48,932,873	17.78	7.715	621	79.05
14.000 - 14.499	167	25,984,029	9.44	8.195	610	82.01
14.500 - 14.999	137	17,262,689	6.27	8.679	605	82.84
15.000 - 15.499	59	7,236,673	2.63	9.190	600	86.32
15.500 - 15.999	28	2,757,048	1.00	9.672	603	89.83
16.000 - 16.499	10	990,946	0.36	10.133	598	98.48
16.500 - 16.999	12	1,011,904	0.37	10.685	608	94.84
17.000 - 17.499	1	60,459	0.02	11.250	620	100.00
17.500 - 17.999	1	71,178	0.03	11.625	549	80.00
Total:	1,737	275,266,808	100.00	7.261	636	79.86

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	2	477,344	0.17	5.804	619	80.00
4.500 - 4.999	1	196,568	0.07	4.625	684	80.00
5.000 - 5.499	13	2,384,648	0.87	5.667	657	76.80
5.500 - 5.999	65	12,903,868	4.69	5.802	667	78.83
6.000 - 6.499	170	30,320,000	11.01	6.243	663	78.42
6.500 - 6.999	414	73,145,131	26.57	6.712	649	78.88
7.000 - 7.499	327	51,661,226	18.77	7.195	638	79.18
7.500 - 7.999	332	49,214,713	17.88	7.715	621	79.06
8.000 - 8.499	168	26,033,834	9.46	8.196	610	81.92
8.500 - 8.999	134	16,801,268	6.10	8.694	605	82.70
9.000 - 9.499	59	7,236,673	2.63	9.190	600	86.32
9.500 - 9.999	28	2,757,048	1.00	9.672	603	89.83
10.000 - 10.499	10	990,946	0.36	10.133	598	98.48
10.500 - 10.999	12	1,011,904	0.37	10.685	608	94.84
11.000 - 11.499	1	60,459	0.02	11.250	620	100.00
11.500 - 11.999	1	71,178	0.03	11.625	549	80.00
Total:	1,737	275,266,808	100.00	7.261	636	79.86

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	5	820,174	0.30	7.603	619	83.81
1.500	1	149,508	0.05	7.550	602	80.56
2.000	12	2,576,067	0.94	7.264	630	79.31
3.000	1,719	271,721,060	98.71	7.260	636	79.85
Total:	1,737	275,266,808	100.00	7.261	636	79.86

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,735	274,737,300	99.81	7.262	636	79.86
1.500	2	529,508	0.19	6.832	628	80.16
Total:	1,737	275,266,808	100.00	7.261	636	79.86

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	39	7,990,282	2.90	6.065	668	76.65
6.000 - 6.499	1,696	266,994,687	96.99	7.296	635	79.95
7.000 - 7.499	2	281,840	0.10	7.703	600	80.30
Total:	1,737	275,266,808	100.00	7.261	636	79.86

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
None	404	58,275,645	20.66	7.664	635	80.00
6	1	171,768	0.06	8.000	668	80.00
12	60	11,184,900	3.97	7.600	643	78.56
24	946	151,269,512	53.63	7.196	633	79.69
36	389	61,176,287	21.69	7.089	640	80.02
Total:	1,800	282,078,113	100.00	7.286	636	79.78

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY – GROUP II POOL
Number of Mortgage Loans:	1,679	Index Type:
Aggregate Principal Balance:	$279,687,961	6 Month LIBOR:	89.31%
Conforming Principal Balance Loans:	$211,983,971	Fixed Rate:	10.69%
Average Principal Balance:	$166,580	W.A. Initial Periodic Cap:	2.976%
Range:	$9,881 - $950,000	W.A. Subsequent Periodic Cap:	1.000%
W.A. Coupon:	7.266%	W.A. Lifetime Rate Cap:	5.934%
Range:	4.500% - 12.990%	Property Type:
W.A. Gross Margin:	4.725%	Single Family:	57.98%
Range:	2.250% - 8.875%	PUD:	33.77%
W.A. Remaining Term (months):	340	Condo:	6.55%
Range (months):	111 - 359	2-4 Family:	1.70%
W.A. Seasoning (months):	4	Townhouse:	0.00%
Latest Maturity Date:	February 1, 2036	Modular:	0.00%
State Concentration (Top 5):		Rowhouse:	0.00%
California:	39.25%	Occupancy Status:
Arizona:	6.39%	Primary:	99.61%
Florida:	5.80%	Investment:	0.27%
Nevada:	4.87%	Second Home:	0.12%
Texas:	4.54%	Documentation Status:
W.A. Original Combined LTV:	81.83%	Full:	52.51%
Range:	31.54% - 100.00%	Limited:	46.24%
First Liens:	90.53%	None:	1.25%
Second Liens:	9.47%	Non-Zero W.A. Prepayment Penalty – Term (months):	26
Non-Balloon Loans:	90.13%	Loans with Prepay Penalties:	77.95%
Non-Zero W.A. FICO Score:	654	Interest Only Loans:	66.07%
		Non-Zero W.A. Interest Only Term (months):	64

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	2	407,486	0.15	6.858	715	76.96
Fixed - 20 Year	16	469,316	0.17	9.726	664	100.00
Fixed - 30 Year	23	3,019,417	1.08	7.663	641	79.82
Balloon - 10/30	1	45,192	0.02	7.750	685	95.00
Balloon - 15/30	585	24,068,171	8.61	10.123	653	99.41
Balloon - 20/30	39	1,893,725	0.68	8.986	680	99.29
ARM - 6 Month IO	3	902,400	0.32	8.047	648	80.00
ARM - 1 Year/6 Month	4	883,696	0.32	7.080	627	75.82
ARM - 1 Year/6 Month IO	11	3,707,396	1.33	7.313	651	76.86
ARM - 2 Year/6 Month	287	51,936,336	18.57	7.244	651	79.95
ARM - 2 Year/6 Month IO	506	150,458,846	53.80	6.879	657	80.06
ARM - 2 Year/6 Month 30/40 Balloon	6	1,604,559	0.57	6.619	643	72.43
ARM - 3 Year/6 Month	67	9,515,499	3.40	7.313	628	82.29
ARM - 3 Year/6 Month IO	102	24,246,474	8.67	6.666	653	80.19
ARM - 5 Year/6 Month	6	1,052,862	0.38	7.008	660	77.27
ARM - 5 Year/6 Month IO	21	5,476,584	1.96	7.229	655	79.36
Total:	1,679	279,687,961	100.00	7.266	654	81.83

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
None	1,036	94,896,260	33.93	8.025	650	85.40
60	608	173,271,966	61.95	6.923	655	79.96
120	35	11,519,735	4.12	6.175	670	80.51
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	504	15,611,382	5.58	10.140	644	99.02
50,000.01 - 100,000.00	242	17,459,497	6.24	8.946	642	89.47
100,000.01 - 150,000.00	188	23,532,555	8.41	7.378	645	81.95
150,000.01 - 200,000.00	177	31,132,199	11.13	7.034	652	80.68
200,000.01 - 250,000.00	139	30,968,280	11.07	7.152	648	80.35
250,000.01 - 300,000.00	120	33,131,628	11.85	6.873	662	80.15
300,000.01 - 350,000.00	110	35,566,878	12.72	6.781	658	80.38
350,000.01 - 400,000.00	60	22,346,839	7.99	6.742	665	80.27
400,000.01 - 450,000.00	54	23,110,755	8.26	6.889	657	80.10
450,000.01 - 500,000.00	32	15,100,863	5.40	6.884	655	80.12
500,000.01 - 550,000.00	26	13,529,129	4.84	7.165	648	81.50
550,000.01 - 600,000.00	9	5,214,487	1.86	6.867	648	79.98
600,000.01 - 650,000.00	6	3,839,534	1.37	6.835	656	77.50
650,000.01 - 700,000.00	6	4,118,942	1.47	6.873	666	77.93
700,000.01 - 750,000.00	1	720,000	0.26	7.625	696	80.00
800,000.01 - 850,000.00	3	2,497,625	0.89	6.504	663	62.80
850,000.01 - 900,000.00	1	857,368	0.31	6.375	702	79.99
900,000.01 - 950,000.00	1	950,000	0.34	6.750	671	62.30
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	504	15,611,382	5.58	10.140	644	99.02
50,000.01 - 100,000.00	242	17,459,497	6.24	8.946	642	89.47
100,000.01 - 150,000.00	188	23,532,555	8.41	7.378	645	81.95
150,000.01 - 200,000.00	177	31,132,199	11.13	7.034	652	80.68
200,000.01 - 250,000.00	139	30,968,280	11.07	7.152	648	80.35
250,000.01 - 300,000.00	121	33,431,459	11.95	6.862	663	80.15
300,000.01 - 350,000.00	110	35,616,412	12.73	6.788	659	80.38
350,000.01 - 400,000.00	61	22,795,788	8.15	6.730	662	80.26
400,000.01 - 450,000.00	52	22,312,442	7.98	6.910	658	80.11
450,000.01 - 500,000.00	32	15,100,863	5.40	6.884	655	80.12
500,000.01 - 550,000.00	26	13,529,129	4.84	7.165	648	81.50
550,000.01 - 600,000.00	9	5,214,487	1.86	6.867	648	79.98
600,000.01 - 650,000.00	6	3,839,534	1.37	6.835	656	77.50
650,000.01 - 700,000.00	6	4,118,942	1.47	6.873	666	77.93
700,000.01 - 750,000.00	1	720,000	0.26	7.625	696	80.00
800,000.01 - 850,000.00	3	2,497,625	0.89	6.504	663	62.80
850,000.01 - 900,000.00	1	857,368	0.31	6.375	702	79.99
900,000.01 - 950,000.00	1	950,000	0.34	6.750	671	62.30
Total:	1,679	279,687,961	100.00	7.266	654	81.83

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	1	45,192	0.02	7.750	685	95.00
121 - 180	587	24,475,657	8.75	10.069	654	99.04
181 - 240	55	2,363,041	0.84	9.133	677	99.43
301 - 360	1,036	252,804,071	90.39	6.977	654	79.99
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	2	478,733	0.17	4.650	650	80.00
5.000 - 5.499	7	1,337,727	0.48	5.144	668	80.00
5.500 - 5.999	65	19,725,344	7.05	5.757	671	79.36
6.000 - 6.499	170	47,880,092	17.12	6.225	669	79.20
6.500 - 6.999	280	74,090,170	26.49	6.694	662	79.29
7.000 - 7.499	191	44,656,591	15.97	7.194	650	79.04
7.500 - 7.999	179	37,564,206	13.43	7.694	637	80.98
8.000 - 8.499	78	12,325,753	4.41	8.200	632	84.36
8.500 - 8.999	104	12,397,108	4.43	8.679	641	86.58
9.000 - 9.499	149	9,725,001	3.48	9.148	639	93.17
9.500 - 9.999	77	4,662,305	1.67	9.635	669	95.78
10.000 - 10.499	85	3,584,524	1.28	10.211	650	99.22
10.500 - 10.999	115	4,973,999	1.78	10.720	636	98.57
11.000 - 11.499	86	3,343,792	1.20	11.187	626	99.31
11.500 - 11.999	37	1,207,195	0.43	11.713	618	99.67
12.000 - 12.499	29	1,024,297	0.37	12.040	592	99.34
12.500 - 12.999	25	711,125	0.25	12.535	592	100.00
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	7	648,857	0.23	7.389	660	40.49
50.01 - 55.00	3	1,070,914	0.38	6.612	630	53.64
55.01 - 60.00	7	1,668,879	0.60	6.992	657	58.52
60.01 - 65.00	9	3,996,583	1.43	6.658	641	63.17
65.01 - 70.00	15	3,641,433	1.30	7.139	659	69.07
70.01 - 75.00	28	7,880,133	2.82	7.096	635	74.25
75.01 - 80.00	857	210,491,527	75.26	6.874	657	79.95
80.01 - 85.00	35	8,043,806	2.88	7.155	621	84.55
85.01 - 90.00	47	8,942,025	3.20	7.834	625	89.43
90.01 - 95.00	48	4,287,065	1.53	9.198	665	94.72
95.01 - 100.00	623	29,016,739	10.37	9.865	654	99.97
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
525 - 549	8	771,076	0.28	8.961	543	75.85
550 - 574	27	5,061,759	1.81	8.043	564	83.19
575 - 599	212	28,164,661	10.07	8.180	590	82.38
600 - 624	361	49,874,619	17.83	7.508	612	82.17
625 - 649	305	50,807,612	18.17	7.149	640	81.97
650 - 674	331	62,253,623	22.26	7.068	661	80.77
675 - 699	187	36,437,386	13.03	7.075	686	82.18
700 - 724	109	21,256,174	7.60	6.822	709	81.68
725 - 749	77	15,353,695	5.49	6.868	738	82.26
750 - 774	41	6,527,451	2.33	7.030	758	82.88
775 - 799	19	3,132,449	1.12	6.997	781	81.79
800 - 824	2	47,456	0.02	9.993	805	100.00
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	363	109,767,820	39.25	6.803	667	80.17
Arizona	97	17,867,541	6.39	7.276	645	80.13
Florida	107	16,234,656	5.80	7.667	657	83.29
Nevada	61	13,607,678	4.87	7.045	651	80.43
Texas	125	12,687,389	4.54	7.268	641	82.46
Washington	76	11,919,335	4.26	7.465	657	83.18
Minnesota	94	10,777,852	3.85	7.557	666	84.15
Ohio	101	10,636,826	3.80	7.108	637	84.68
Maryland	48	10,041,980	3.59	7.655	628	82.41
Michigan	66	7,095,023	2.54	7.806	645	82.72
Colorado	50	6,669,151	2.38	7.309	637	83.36
Tennessee	42	6,470,687	2.31	7.023	629	79.54
Virginia	41	6,166,854	2.20	8.268	639	85.74
Illinois	44	5,027,378	1.80	8.235	633	84.70
Wisconsin	84	4,879,526	1.74	8.864	664	88.55
Utah	23	2,970,855	1.06	7.378	645	83.46
Kentucky	33	2,808,124	1.00	7.894	647	83.74
North Carolina	43	2,674,166	0.96	8.342	633	87.20
Pennsylvania	17	2,547,566	0.91	8.032	646	79.18
Oregon	17	2,496,434	0.89	7.139	664	81.11
Indiana	26	2,343,019	0.84	7.919	630	83.12
Georgia	13	1,920,816	0.69	7.648	659	82.50
Missouri	23	1,677,469	0.60	8.634	610	86.53
New Jersey	3	1,225,881	0.44	7.998	607	87.67
District of Columbia	4	1,177,923	0.42	6.958	655	74.06

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
New York	4	1,139,330	0.41	7.715	653	84.31
South Carolina	15	1,137,501	0.41	8.963	632	86.99
Mississippi	15	968,715	0.35	8.874	634	86.70
Idaho	2	889,979	0.32	6.875	689	80.00
New Mexico	8	784,250	0.28	7.753	655	87.35
Iowa	14	741,731	0.27	8.854	628	87.20
West Virginia	1	495,000	0.18	6.950	604	87.77
Hawaii	1	448,000	0.16	6.125	755	80.00
Alabama	4	321,770	0.12	8.433	637	89.07
Arkansas	5	242,064	0.09	8.726	643	87.04
Massachusetts	1	213,758	0.08	8.625	647	80.00
Connecticut	1	194,518	0.07	7.000	662	66.10
Oklahoma	1	109,638	0.04	8.625	600	68.73
South Dakota	1	103,600	0.04	7.375	648	80.00
Maine	1	87,906	0.03	9.125	644	80.00
Nebraska	3	84,307	0.03	11.007	608	100.00
Kansas	1	33,948	0.01	11.750	658	100.00
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,670	278,601,173	99.61	7.264	654	81.86
Investment	7	762,089	0.27	8.431	657	74.19
Second Home	2	324,700	0.12	5.877	681	72.26
Total:	1,679	279,687,961	100.00	7.266	654	81.83

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,070	146,861,284	52.51	7.306	634	82.74
Limited Documentation	589	129,323,840	46.24	7.193	675	80.78
No Documentation	20	3,502,837	1.25	8.295	716	82.29
Total:	1,679	279,687,961	100.00	7.266	654	81.83

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,435	245,172,913	87.66	7.234	657	82.24
Refinance - Cashout	180	28,032,492	10.02	7.416	631	78.02
Refinance - Rate Term	64	6,482,556	2.32	7.840	637	82.70
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,048	162,161,492	57.98	7.394	652	81.92
PUD	486	94,462,456	33.77	7.025	655	81.52
Condo	114	18,310,844	6.55	7.229	665	81.76
2-4 Family	31	4,753,169	1.70	7.829	660	85.18
Total:	1,679	279,687,961	100.00	7.266	654	81.83

DESCRIPTION OF THE GROUP II COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
April 2006	1	222,400	0.09	7.000	661	80.00
June 2006	1	440,000	0.18	8.875	617	80.00
August 2006	1	240,000	0.10	7.500	692	80.00
September 2006	1	127,984	0.05	5.500	729	80.00
October 2006	2	480,000	0.19	7.313	687	80.00
November 2006	3	994,893	0.40	7.139	620	82.64
December 2006	2	402,066	0.16	7.333	612	79.80
January 2007	5	1,430,149	0.57	7.263	638	78.09
February 2007	2	1,156,000	0.46	7.542	665	66.88
March 2007	1	183,487	0.07	8.750	765	100.00
April 2007	1	174,501	0.07	8.125	657	100.00
August 2007	5	530,015	0.21	7.951	595	86.38
September 2007	19	4,618,814	1.85	6.800	683	81.53
October 2007	124	32,780,918	13.12	6.765	665	80.45
November 2007	197	52,549,448	21.04	6.870	657	79.87
December 2007	265	64,462,857	25.81	6.977	653	79.62
January 2008	171	44,813,789	17.94	7.187	648	79.86
February 2008	16	3,885,913	1.56	7.364	652	79.91
July 2008	1	193,243	0.08	5.750	733	80.00
August 2008	2	232,477	0.09	6.749	742	80.00
September 2008	1	48,847	0.02	9.750	746	85.00
October 2008	14	3,657,919	1.46	7.361	632	82.00
November 2008	49	9,972,310	3.99	6.660	649	80.02
December 2008	62	11,794,650	4.72	6.809	645	81.30
January 2009	40	7,862,528	3.15	6.921	646	80.42
October 2010	4	896,783	0.36	6.112	681	80.00
November 2010	8	1,559,100	0.62	7.445	640	80.00
December 2010	7	1,665,495	0.67	7.150	660	78.09
January 2011	7	1,897,369	0.76	7.352	633	78.33
February 2011	1	510,700	0.20	7.875	736	80.00
Total:	1,013	249,784,654	100.00	6.969	654	80.00

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	2	854,400	0.34	6.457	726	80.00
2.500 - 2.999	1	402,042	0.16	6.625	639	80.00
3.000 - 3.499	1	117,024	0.05	5.950	618	74.84
3.500 - 3.999	20	6,067,359	2.43	7.138	645	61.40
4.000 - 4.499	717	177,116,668	70.91	6.880	656	79.73
4.500 - 4.999	25	6,410,661	2.57	6.697	649	77.70
5.000 - 5.499	53	12,811,635	5.13	6.757	643	81.40
5.500 - 5.999	94	24,451,850	9.79	6.970	655	82.12
6.000 - 6.499	49	10,756,768	4.31	7.714	640	85.41
6.500 - 6.999	23	5,390,700	2.16	7.668	651	82.72
7.000 - 7.499	7	1,382,062	0.55	7.957	645	81.33
7.500 - 7.999	13	2,371,205	0.95	8.443	627	82.68
8.000 - 8.499	5	1,075,850	0.43	8.575	643	93.52
8.500 - 8.999	3	576,430	0.23	9.375	692	96.21
Total:	1,013	249,784,654	100.00	6.969	654	80.00

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	12	4,003,253	1.60	5.636	657	80.76
11.000 - 11.499	40	11,942,909	4.78	6.058	676	79.21
11.500 - 11.999	62	18,233,383	7.30	5.856	669	78.93
12.000 - 12.499	136	37,043,410	14.83	6.251	666	79.17
12.500 - 12.999	273	72,057,611	28.85	6.695	663	79.33
13.000 - 13.499	182	43,080,500	17.25	7.195	650	79.01
13.500 - 13.999	159	35,812,293	14.34	7.693	635	80.59
14.000 - 14.499	53	10,827,468	4.33	8.213	625	83.42
14.500 - 14.999	50	9,640,832	3.86	8.664	624	83.04
15.000 - 15.499	25	4,485,692	1.80	9.157	603	86.07
15.500 - 15.999	15	2,264,149	0.91	9.653	671	92.35
16.000 - 16.499	2	154,238	0.06	10.194	664	97.23
16.500 - 16.999	2	121,736	0.05	10.906	599	79.36
17.000 - 17.499	2	117,182	0.05	11.000	602	91.07
Total:	1,013	249,784,654	100.00	6.969	654	80.00

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	2	586,734	0.23	7.265	645	80.00
4.500 - 4.999	2	478,733	0.19	4.650	650	80.00
5.000 - 5.499	7	1,337,727	0.54	5.144	668	80.00
5.500 - 5.999	66	19,840,636	7.94	5.763	670	79.37
6.000 - 6.499	167	47,280,889	18.93	6.226	668	79.14
6.500 - 6.999	280	74,214,877	29.71	6.695	663	79.29
7.000 - 7.499	182	42,956,350	17.20	7.202	649	79.03
7.500 - 7.999	159	35,812,293	14.34	7.693	635	80.59
8.000 - 8.499	52	10,758,379	4.31	8.207	625	83.31
8.500 - 8.999	49	9,305,951	3.73	8.685	625	83.15
9.000 - 9.499	26	4,554,781	1.82	9.157	604	86.28
9.500 - 9.999	15	2,264,149	0.91	9.653	671	92.35
10.000 - 10.499	2	154,238	0.06	10.194	664	97.23
10.500 - 10.999	2	121,736	0.05	10.906	599	79.36
11.000 - 11.499	2	117,182	0.05	11.000	602	91.07
Total:	1,013	249,784,654	100.00	6.969	654	80.00

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	3	902,400	0.36	8.047	648	80.00
2.000	15	4,591,092	1.84	7.269	646	76.66
3.000	994	244,043,242	97.70	6.960	654	80.06
5.000	1	247,920	0.10	6.625	649	80.00
Total:	1,013	249,784,654	100.00	6.969	654	80.00

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,013	249,784,654	100.00	6.969	654	80.00
Total:	1,013	249,784,654	100.00	6.969	654	80.00

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	53	16,599,053	6.65	6.183	668	79.50
6.000 - 6.499	959	232,850,721	93.22	7.023	653	80.03
6.500 - 6.999	1	334,880	0.13	8.100	589	80.00
Total:	1,013	249,784,654	100.00	6.969	654	80.00

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
None	517	61,664,248	22.05	7.902	652	84.26
2	1	275,214	0.10	7.875	683	80.00
6	1	34,154	0.01	10.000	614	100.00
12	66	17,934,499	6.41	7.205	651	80.62
24	875	158,411,599	56.64	7.135	655	81.37
36	163	33,798,298	12.08	6.845	658	80.35
48	55	7,494,634	2.68	6.763	640	80.72
60	1	75,314	0.03	10.750	670	99.97
Total:	1,679	279,687,961	100.00	7.266	654	81.83

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978
Reta Chandra	212-250-2729